Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of November 1995
Distribution Date of December 20, 1995

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $356,635,881.95
Beginning Pool Factor                       0.8393817

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $8,238,618.35
  Interest Collected                    $3,148,997.77

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $511,911.31
Total Additional Deposits                 $511,911.31

Repos/Chargeoffs                          $312,680.72
Aggregate Number of Notes Charged Off              31

Total Available Funds                  $11,899,527.43

Ending Pool Balance                   $348,084,582.88
Ending Pool Factor                          0.8192553

Servicing Fee                             $297,196.57

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $21,497,380.53
  Target Percentage                              6.00%
  Target Balance                       $20,885,074.97
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(612,305.56)
  Ending Balance                       $20,885,074.97

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,282,301.98    1,490
    31-60 days                             342,484.43      204
    60+ days                               151,165.64       34

    Total                                2,775,952.05    1,490

  Balances:
    60+ days                             6,519,237.86       34

Memo Item - Reserve Account
  Prior Month                          $21,398,152.92
  + Invest. Income                          99,227.61
  - Transfer to Collections Account              0.00
    Beginning Balance                  $21,497,380.53

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of November 1995

                                                              NOTES
                                      TOTAL          CLASS A-1     CLASS A-2    CERTIFICATES
Original
 Pool Amount Dist.:             $424,879,281.80 $80,000,000.00$330,000,000.00 $14,879,281.80
 Distribution Percentages                              100.00%          0.00%          0.00%
 Coupon                                                 5.900%         6.550%         6.850%

Beginning Pool Balance          $356,635,881.95
Ending Pool Balance             $348,084,582.88
Collected Principal               $8,238,618.35
Collected Interest                $3,148,997.77
Charge-Offs                         $312,680.72
Liquidation Proceeds/Recoveries     $511,911.31
Servicing                           $297,196.57
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service             $11,602,330.86

Beginning Balance               $356,635,881.95 $11,756,600.15$330,000,000.00 $14,879,281.80

Interest Due                      $1,943,989.18     $57,803.28  $1,801,250.00     $84,935.90
Interest Paid                     $1,943,989.18     $57,803.28  $1,801,250.00     $84,935.90
Principal Due                     $8,551,299.07  $8,551,299.07          $0.00          $0.00
Principal Paid                    $8,551,299.07  $8,551,299.07          $0.00          $0.00

Ending Balance                  $348,084,582.88  $3,205,301.08$330,000,000.00 $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.0400662635   1.0000000000   1.0000000000

Total Distributions              $10,495,288.25  $8,609,102.35  $1,801,250.00     $84,935.90

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                  $1,107,042.61

Beginning Reserve Account Balance$21,497,380.53
(Release)/Draw                     $(612,305.56)
Ending Reserve Account Balance   $20,885,074.97

Memo Item - Advances:
 Servicer Advances - Current Month  $643,629.38
 Total Outstanding Servicer Advances$3,611,353.63

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of November 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5              4              3              2              1
                             Jul 1995       Aug 1995       Sep 1995       Oct 1995       Nov 1995
Beg. Pool Balance        $404,629,494.13$388,037,002.00$377,759,666.41$368,163,685.54$356,635,881.95

A) Loss Trigger:
Principal of Contracts
  Charged off                $314,425.55    $508,479.68  $1,044,025.46    $776,378.74   $312,680.72
Recoveries                    $68,497.34    $205,263.52    $125,685.85  $1,209,790.48   $511,911.31

Total Charged off
  (Months 5,4,3)           $1,866,930.69
Total Recoveries
  (Months 3,2,1)            1,847,387.64
Net Loss/(Recoveries)
  for 3 Mos.                  $19,543.05(a)

Total Balance
  (Months 5,4,3)       $1,170,426,162.54(b)

Loss Ratio [(a/b)(12)]           0.0200%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                             $1,253,903.47    $614,939.68$6,519,237.86
  As % of Beginning
    Pool Balance                                              0.33193%       0.16703%     1.82798%
  Three Month Average                                         0.21379%       0.21629%     0.77565%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer